Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made by and between Bicycle Therapeutics Inc. (“Company”) and Alethia Young (“Consultant”), effective as of April 29, 2026 (the “Effective Date”).

1.ENGAGEMENT OF SERVICES. Subject to the terms of this Agreement, Consultant agrees to provide consulting services to Company as described in Exhibit A hereto (the “Services”). Consultant agrees to exercise diligence and the highest degree of professionalism in providing the Services. Consultant shall perform all Services in compliance with all applicable laws.
2.COMPENSATION. As sole compensation for the performance of the Services, Company will pay to Consultant the amounts and on the schedule specified in Exhibit A.
3.INDEPENDENT CONTRACTOR RELATIONSHIP. Consultant’s relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship with Company. Consultant is not entitled to and will be excluded from participating in any of Company’s benefit plans or programs (and Consultant waives the right to receive any such benefits). Consultant is solely responsible for all tax returns, payments, or reports required to be filed with or made to any federal, state or local tax authority with respect to Consultant’s receipt of fees under this Agreement. Consultant is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized to do so by an executive officer of Company. No part of Consultant’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes.
4.NON-DISCLOSURE OF PROPRIETARY INFORMATION. Consultant recognizes that Consultant will be exposed to, have access to and be engaged in the development of information regarding the trade secrets, technology, strategic sales/marketing plans, intellectual property, and confidential business activities of the Company and its affiliated entities. At all times during Consultant’s engagement and thereafter, Consultant will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with the Services, or unless an officer of the Company expressly authorizes such in writing, or unless otherwise permitted or required by law. “Proprietary Information” includes (a) trade secrets, inventions, ideas, samples, procedures and formulations for producing any such samples, media and/or processes, data, methods, software, source and object codes, programs, other works of authorship, know-how, improvements, discoveries, developments, developmental or experimental work, designs, and techniques; (b) information regarding the operation of the Company, including its products, services, marketing and business plans, budgets, accounts, financial statements, contracts, prices and costs, suppliers, and current or potential customers; (c) information regarding the skills and compensation of employees, contractors, and any other service providers of the Company; and (d) the existence of any business discussions, negotiations, or agreements between any third party and the Company. Notwithstanding the foregoing, Consultant understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

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5.ASSIGNMENT OF WORK PRODUCT. Consultant hereby assigns to the Company any and all right, title, and interest in and to any and all Work Product (and all intellectual property rights with respect thereto) made, conceived, reduced to practice, or learned by Consultant, either alone or with others, during the period of Consultant’s engagement by the Company. Consultant will execute such documents and perform such other acts as Company may reasonably request for use in applying for, assigning, obtaining, perfecting, evidencing, sustaining, and enforcing such Work Product. As used in this Agreement, the term “Work Product” means any trade secrets, ideas, inventions (whether patentable or unpatentable), processes, formulations, software source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, trademarks, or other copyrightable or patentable works.
6.TERM AND TERMINATION. The term of this Agreement will begin as of the Effective Date and will automatically terminate on the second anniversary of the Effective Date (the “Initial Term”), provided that the term of this Agreement will automatically renew for a one-year additional term expiring on the third anniversary of the Effective Date unless a written notice of termination has been provided by either party. During the Initial Term, the Company may only terminate this Agreement if the Consultant engages in or the Company discovers Consultant’s acts constituting Cause (as defined, mutatis mutandis, by the Employment Agreement between the parties, dated June 22, 2023). Thereafter, Company may terminate this Agreement at any time for any reason upon 14 calendar days’ prior written notice to Consultant. Consultant may terminate this Agreement at any time upon 14 calendar days’ prior written notice to Company.
7.RETURN OF COMPANY PROPERTY. Unless otherwise authorized by Company, upon termination of the Agreement or earlier as requested by Company, Consultant will deliver to Company any Company property in Consultant’s possession, and any other documents or material containing or disclosing any Company Work Product.
8.	GENERAL PROVISIONS.
8.1Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, excluding its choice of law principles.
8.2Severability; No Assignment. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement. This Agreement may not be assigned by Consultant without Company’s consent, and any such attempted assignment shall be void and of no effect.
8.3Entire Agreement. This Agreement, along with the Transition and Separation Agreement dated January 29, 2026, and the Proprietary Information, Inventions and Nonsolicitation Agreement dated June 22, 2023, together constitute the final, complete, and exclusive agreement of the parties with respect to the subject matter of each referenced agreement, and supersede and merge all prior or contemporaneous proposals, discussions, negotiations, understandings, promises, representations, conditions, communications and agreements, whether written or oral, between the parties with respect to such subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by Consultant and the Chief Executive Officer of Company.

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IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed by their duly authorized representative.

BICYCLE THERAPEUTICS INC.

By:	/s/ Travis Thompson
Travis Thompson
(Printed Name)

Title:	SVP Chief Accounting Officer

CONSULTANT

By:	/s/ Alethia Young
Alethia Young
(Printed Name)

Address:

3.

EXHIBIT A SERVICES

Nature of Work:

Consultant will be responsible for providing strategic advice and consulting as requested by the Company in any area of Consultant’s expertise. Consultant will exercise the highest degree of professionalism and utilize Consultant’s expertise and creative talents in performing the Services.

Compensation:

A.Consulting Fees. During the term of the Agreement, Consultant shall be paid a fee of USD 2,000 per day that Consultant provides Services to the Company (each, a “Service Day”), with a maximum of five (5) such Service Days per calendar month, payable in arrears.
B.Continuing Service Provider. The parties intend that during the term of this Agreement, Consultant shall be considered as a “service provider” for the purposes of the Bicycle Therapeutics plc 2020 Equity Incentive Plan and other relevant or successor plans, as applicable.